Exhibit 13.2

CERTIFICATION BY CFO PURSUANT TO SECTION 906

The certification set forth below is being submitted in connection with Syngenta AG’s annual report on Form 20-F (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mark Patrick, the Chief Financial Officer of Syngenta AG, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Syngenta AG.

February 16, 2017

/s/ Mark Patrick
Name:	Mark Patrick
Title:	Chief Financial Officer